Exhibit 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Credit Agreement, dated as of September 30, 2005 (as amended by Amendment No. 1, dated as of June 14, 2006), the “Credit Agreement”), and entered into by and among Duff & Phelps, LLC (the “Borrower”), Duff & Phelps Acquisitions, LLC, as one of the guarantors (“Holdings”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”) and General Electric Capital Corporation, in its capacity as Administrative Agent (the “Administrative Agent”) for its own benefit and the benefit of the Lenders, is dated as of October 31, 2006 and entered into by and among Borrower, the other Loan Parties signatory hereto, the Lenders signatory hereto and Administrative Agent.

R E C I T A L S:

WHEREAS, Borrower has advised Administrative Agent and Lenders it intends to enter into that certain Unit Purchase Agreement, dated as of October 10, 2006 (the “Purchase Agreement”), among Chanin Capital Partners, LLC, a Delaware limited liability company (“Chanin”), the sellers named therein, and Holdings, pursuant to which, among other things, Holdings will acquire all of the limited liability company interests of Chanin, for total cash consideration of approximately $15,000,000, subject to certain adjustments and an additional contingent purchase price of up to $15,000,000 specified therein and for the issuance to the sellers of certain equity interests in Holdings (the “Acquisition”); and

WHEREAS, upon the consummation of the Acquisition, Chanin will become a Guarantor and a Loan Party in accordance with Section 7.10 of the Credit Agreement; and

WHEREAS, to finance the Acquisition, the Lenders have agreed, subject to the terms and conditions of this Amendment and the Credit Agreement, to extend an additional term loan in the amount of $15,000,000 to the Borrower (the “Additional Term Loan”); and

WHEREAS, the Borrowers have requested that the Chanin Acquisition (as defined below) shall be a Permitted Acquisition (provided that the consideration paid therefor shall not be counted against the aggregate consideration limit contained in clause (a) of the definition of “Permitted Acquisition”), and Borrowers have requested that the Lenders consent to Holdings entering into the Chanin Acquisition Documents (as defined below) and consummating the Chanin Acquisition and that the Lenders whose signatures appear below agree to amend the Credit Agreement and certain of the other Loan Documents as set forth below; and

WHEREAS, the Lenders whose signatures appear below are willing to agree to such requests and the Lenders whose signatures appear below and Administrative Agent are willing to enter into such amendment upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof the Loan Parties, the Lenders whose signatures appear below and Administrative Agent agree as follows:

Section 1.

DEFINITIONS

1.1           Defined Terms. Unless otherwise provided all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

1.2.          Additional Defined Terms. The capitalized terms set forth in Section 2.2(a) below shall have the meanings when used herein as set forth therein.

Section 2.

CONSENT AND AMENDMENT

2.1           Consent. Subject to the satisfaction of the conditions set forth in Section 3, the Required Lenders hereby consent to Holdings entering into the Chanin Acquisition Documents (including the amendment and restatement of the Holdings limited liability company agreement) and consummating the Chanin Acquisition in accordance with the terms of the Chanin Acquisition Documents.

2.2           Amendments. Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement and certain of the other Loan Documents are amended as follows:

(a)           The following terms are added to Section 1.1 of the Credit Agreement in their appropriate alphabetical places:

“Additional Term Loan” has the meaning ascribed to it in Section 2.1(b).

“Additional Term Loan Facility” means the Additional Term Loan Commitments and the provisions herein related to the Additional Term Loans.

“Additional Term Loan Lender” means any Lender with an Additional Term Loan Commitment.

“Additional Term Loan Commitment” means (a) as to any Additional Term Loan Lender, the commitment of such Lender to make its Pro Rata Share of the Additional Term Loan (in the amount determined by the Administrative Agent in its sole discretion and notified to such Additional Term Loan Lender, and in any event not to exceed the amount set forth as its maximum Additional Term Loan Commitment below the signature of such Additional Term Loan Lender on its signature page to Amendment No. 2) in the maximum aggregate amount set forth in Section 2.1(b) or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Additional Term Loan Lenders, the aggregate commitment of all Additional Term Loan Lenders to make the Additional Term Loan. As of the Amendment No. 2 Effective Date, the Additional Term Loan Commitment is $15,000,000.

“Amendment No. 2” means Amendment No. 2, dated October 31, 2006 to this Agreement.

“Amendment No. 2 Effective Date” means October 31, 2006.

“Chanin” means Chanin Capital Partners, LLC, a Delaware limited liability company.

“Chanin Acquisition” means the purchase by Holdings of 100% of the limited liability company interests of Chanin pursuant to and in accordance with the terms of the Chanin Acquisition Documents.

“Chanin Acquisition Documents” means the Chanin Purchase Agreement, together with all certificates and other documents entered into, recorded or filed in connection therewith.

“Chanin Purchase Agreement” means that unit purchase agreement, dated as of October 10, 2006, between Holdings, Chanin, the unitholders signatory hereto as sellers and Jeffrey Chanin and Company, Inc. as seller representative, as originally in effect or as amended, modified or supplemented in accordance with its terms and the terms of this Agreement.

“Fee Letter” means, collectively, (i) the letter agreement, dated as of August 23, 2005, from the Borrowers and addressed to and accepted by General Electric Capital Corporation, with respect to certain fees to be paid from time to time to General Electric Capital Corporation and the Administrative Agent and its Related Persons and (ii) the New Fee Letter.

“Initial Term Lender” means a Lender that made or holds an Initial Term Loan.

“Initial Term Loans” means the $65,000,000 in aggregate principal amount of term loans made hereunder on the Closing Date and on March 31 , 2006.

“Initial Term Loan Balance” has the meaning ascribed to it in Section 2.1(b).

“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Lender, the commitment of such Lender to make Initial Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Initial Term Loan Commitments on the Closing Date was $65,000,000.

“Initial Term Loan Facility” means the Initial Term Loans and the provisions herein related to the Initial Term Loans.

“New Fee Letter” means the letter agreement, dated as of October 10, 2006 from the Borrowers and addressed to and accepted by General Electric Capital Corporation, with respect to certain fees to be paid from time to time to General Electric Capital Corporation and the Administrative Agent and its Related Persons.

“Purchase Agreements” collectively, means the Acquisition Agreement and the Chanin Purchase Agreement.

(b)           The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended by (i) substituting for the term “Acquisition” each place it appears therein, the phrase “Acquisition and the Chanin Acquisition”, (ii) adding the following phrase after the end of clause (b)(xiv) thereof “(xv) payments under section 1.5 of the Chanin Purchase Agreement made in accordance with this Agreement”, and (iii) renumbering clause (b)(xv) thereof as (b)(xvi).

(c)           The definition of “Consolidated Total Debt” in Section 1.1 of the Credit Agreement is amended by adding the following phrase at the end thereof: “;provided, further, that obligations arising under section 1.5 of the Chanin Purchase Agreement are not “Consolidated Total Debt” for purposes of this Agreement.

(d)           The definition of “Excess Cash Flow” in Section 1.1 of the Credit Agreement is amended by (i) substituting for the term “Acquisition” each place it appears therein, the phrase “Acquisition and the Chanin Acquisition”, (ii) adding the following phrase after the end of clause (xiv) thereof: “(xv) payments under section 1.5 of the Chanin Purchase Agreement, (iii) restating clause (xv) thereof in its entirety as follows: “(xvi) any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period, but in any event, for the fiscal year ending December 31, 2006, excluding the Working Capital of Chanin)”, (iv) restating clause (b)(i) thereof in its entirety as follows: “any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof, but in any event, for the fiscal year ending December 31, 2006, excluding the Working Capital of Chanin)” and (v) adding the words “, in any event,” after the word “including” in clause (vii) thereof.

(e)           (i) The definition of “Excluded Foreign Subsidiary” in Section 1.1 of the Credit Agreement is amended by (x) adding the phrase “(A) Chanin Capital LLC to the extent it is a duly registered broker-dealer under the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder, Chanin Shared Opportunity Fund LLC and Chanin Investment Fund LLC and (B)” immediately after the word “means”; and (y) substituting for the phrase “Excluded Foreign Subsidiary” the phrase “Excluded Subsidiary” in each instance in which they appear in the Credit Agreement or in any other Loan Document and (ii) the Credit Agreement and each other Loan Document is further amended by substituting for the phrase “Excluded Foreign Subsidiary” in each instance it appears therein, the phrase “Excluded Subsidiary”.

(f)            The definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is amended by (i) replacing the phrase “any Proposed Acquisition” appearing in the first line thereof with the phrase “(1) the Chanin Acquisition and (2) any other Proposed Acquisition”, (ii) adding the phrase “(other than the Chanin Acquisition)” immediately after the phrase “and all other Permitted Acquisitions” appearing in clause (a) thereof and (iii) adding the following immediately after the phrase “$25,000,000,” appearing at the end of clause (a) thereof: “provided, that amounts expended in respect of the Chanin Acquisition shall not be included in any of the foregoing calculations”.

(g)           The definition of “Note” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and a new definition is added to read as follows:

“Note” means (i) a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility (or, in the case of the Initial Term Loan Facility or Additional Term Loan Facility, the aggregate initial principal amount of the Initial Term Loans or Additional Term Loans, as applicable), and (ii) any amended and restated promissory note of the Borrower, in substantially the form of Exhibit B-1 payable to the order of a Lender in any Facility in a principal amount equal to the Lender’s Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate principal amount of the Term Loans).

(h)           The definition of “Related Documents” in Section 1.1 of the Credit Agreement is amended by adding the text “the Chanin Acquisition Documents,” immediately after the text “the Acquisition Agreement,” appearing therein.

(i)            The definition of “Related Transactions” in Section 1.1 of the Credit Agreement is amended by (i) adding the text “the consummation of the Chanin Acquisition,” immediately after the text “the consummation of the Acquisition,” appearing therein and (ii) adding the following at the end thereof:

“It is understood and agreed that any reference to the term “Related Transactions” in the context of any representation or warranty made or any condition fulfilled or to be fulfilled prior to the Amendment No. 2 Effective Date, shall be a reference to such term without regard to the inclusion of the consummation of the Chanin Acquisition.”.

(j)            The definition of “Scheduled Revolving Credit Termination Date” in Section 1.1 is amended by changing the phrase “6th anniversary of the Closing Date” to “October 1, 2011.”

(k)           The definition of “Term Loan” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Term Loan” has the meaning ascribed to that term in Section 2.1(b).

(l)            The definition of “Term Loan Maturity Date” in Section 1.1 of the Credit Agreement is amended by replacing the phrase “7th anniversary of the Closing Date” with the phrase “October 1, 2012.”

(m)          The definition of “Term Loan Commitment” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Term Loan Commitment” means and includes each of the Initial Term Loan Commitment and the Additional Term Loan Commitment.

(n)           The definition of “Term Loan Facility” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Term Loan Facility” means and includes the Initial Term Loan Facility and the Additional Term Loan Facility.

(o)           The definition of “Term Loan Lender” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Term Loan Lender” means and includes each Initial Term Loan Lender and each Additional Term Loan Lender.

(p)           Section 2.1(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b)           Term Loan Commitments  The Initial Term Loan Lenders, in fulfillment of their respective Initial Term Loan Commitments, made Initial Term Loans to Borrower in two draws, on the Closing Date and on March 31, 2006, respectively, in an aggregate amount of $65,000,000. The outstanding principal balance of the Initial Term Loan as of the Amendment No. 2 Effective Date is $64,350,000 (the “Initial Term Loan Balance”). On the terms and subject to the conditions contained in this Agreement, each Additional Term Loan Lender agrees, severally and not jointly, to lend to Borrower in one draw, on the Amendment No. 2 Effective Date, its Pro Rata Share of the aggregate amount of $15,000,000 (the “Additional Term Loan”, and, when added to and combined with the Initial Term Loan Balance, the “Term Loan”). Amounts of the Initial Term Loan or the Additional Term Loan repaid may not be reborrowed.

(q)           Section 2.2(a) of the Credit Agreement is amended by (i) replacing the proviso in the first sentence thereof, with the following: “provided, however, that the Borrower Representative may not request a LIBO Rate Loan with respect to the Additional Term Loan with an Interest Period of longer than one month until the earlier of (x) the date 30 days after the Amendment No. 2 Effective Date and (y) the completion of “Primary Syndication” referred to in the New Fee Letter.”

(r)            Section 2.5(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b) Mandatory. All outstanding Commitments shall terminate (i) in the case of the Initial Term Loan Facility, on the last day of the Term Loan Availability Period (after giving effect to any Borrowing occurring on such date), (ii) in the case of the Additional Term Loan Facility, on the Amendment No. 2 Effective Date (after giving effect to any Borrowing occurring on such date), and (iii) in the case of the Revolving Credit Facility, on the Revolving Credit Termination Date.

(s)           Section 2.6(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b)           The Borrower promises to repay the amount of the Term Loan on the Term Loan at the dates and in the amounts set forth below and on the Term Loan Maturity Date:

DATE	AMOUNT *

January 1, 2007	0.25%
April 1, 2007	0.25%
July 1, 2007	0.25%
October 1, 2007	0.25%
January 1, 2008	0.25%
April 1, 2008	0.25%
July 1, 2008	0.25%
October 1, 2008	0.25%
January 1, 2009	0.25%
April 1, 2009	0.25%
July 1, 2009	0.25%
October 1, 2009	0.25%
January 1, 2010	0.25%
April 1, 2010	0.25%
July 1, 2010	0.25%
October 1, 2010	0.25%
January 1, 2011	0.25%
April 1, 2011	0.25%
July 1, 2011	0.25%
October 1, 2011	0.25%
January 1, 2012	0.25%
April 1, 2012	0.25%
July 1, 2012	0.25%
October 1, 2012	94.25%

* As a percentage of the balance of the Term Loan as of the Amendment No. 2 Effective Date and after giving effect to the advance of the Additional Term Loan.

(t)            Section 2.8 of the Credit Agreement is amended by adding the following after the end of paragraph (e) of such Section:

“(f)          Chanin Purchase Agreement Payments. Upon receipt of (i) any Sellers Adjustment Payment (as such term is defined in the Chanin Purchase Agreement as of the date hereof) or (ii) any indemnification payment under Article X of the Chanin Purchase Agreement (other than amounts paid as a result of a claim by a Loan Party for indemnification under the Chanin Purchase Agreement to the extent that the amounts so received are applied by such Loan Party for the purpose of (A) replacing, repairing or restoring any assets or properties of such Loan Party or satisfying the condition giving rise to the claim for indemnification, (B) payment of (or reimbursement of payments made for) claims and settlements to third Persons not an Affiliate of or a Loan Party, or (C) otherwise covering any out-of-pocket expenses incurred by the Borrower in obtaining such indemnification), the Borrower shall pay to the Administrative Agent an amount equal to such payment for application to the Loans in accordance with Section 2.8(e).”

(u)           Section 2.14(e) of the Credit Agreement is amended by adding the following at the end of such section:  Without limitation of the foregoing, to the extent that a Lender holds a Note issued prior to the Amendment No. 2 Effective Date evidencing its Initial Term Loan or its Revolving Credit Commitment and such Lender requests a Note on or after the Amendment No. 2 Effective Date to evidence such Lender’s Loans in the Term Facility or Revolving Credit Facility, such Lender shall return its previously issued Note or Notes.

(v)           Article III of the Credit Agreement is amended by adding the following new Section 3.3 immediately after the end of Section 3.2 as follows:

3.1            Conditions Precedent to Additional Term Loans. The obligation of each Lender to make any Additional Term Loan on the Amendment No. 2 Effective Date is subject to the satisfaction or due waiver of each of the following conditions precedent: (a) all conditions to the effectiveness of Amendment No. 2 in Section 3 thereof shall have been satisfied or waived by the Additional Term Loan Lenders and (b) all conditions to the making of a Loan under Section 3.2 shall have been satisfied or waived.

(w)          Each of Section 4.2(c) and Section 6.3 of the Credit Agreement is amended by (i) replacing the title of such Section 4.2(c) with the phrase “Purchase Agreements” and (ii) replacing the text “the Acquisition Agreement” in each instance in which it appears in either such section with the text “any Purchase Agreement”.

(x)            Section 7.10(a)(ii) of the Credit Agreement is amended by adding the following immediately after the words “Excluded Foreign Subsidiary” in subclause (y):

“(except that notwithstanding the foregoing, the Loan Parties shall be required to pledge 100% of the Stock of Chanin Capital LLC and shall not be required to pledge any of the Stock of Chanin Shared Opportunity Fund LLC or Chanin Investment Fund LLC)”.

(y)           Section 8.1 of the Credit Agreement is amended by (i) deleting the “and” following clause (k) thereof, (ii) deleting the period at the end thereof and replacing it with “; and” and (iii) adding the following after such phrase “; and” to read as follows: “(m) Indebtedness arising under section 1.5 of the Chanin Purchase Agreement and Indebtedness of Chanin & Company, LLC in respect of reimbursement and other obligations in respect of that certain letter of credit issued by Northern Trust

Bank of California, N.A. on October 19, 2006 for account of Chanin & Company, LLC, for the benefit of 330 Madison Company LLC in the original face amount of $96,716.00 (but not any extension, renewal, increase or replacement thereof).”

(z)            Section 8.2 of the Credit Agreement is amending by adding a new paragraph (l) immediately following paragraph (k) thereof as follows:

“(l) a Lien in favor of the issuer of the letter of credit described in Section 8.1(m) (and securing the obligations of Chanin & Company, LLC in respect of such letter of credit) on that certain certificate of deposit issued by Northern Trust Bank of California, N.A. in the face amount of $96,716.00 and maturing on November 1, 2007, it being agreed that notwithstanding anything contained in the Security Agreement or any other Loan Document to the contrary, so long as such certificate of deposit is collateral for such issuer, such certificate of deposit shall not be collateral and shall not be required to be pledged or delivered to the Administrative Agent”;

(aa)         Section 8.3(e) of the Credit Agreement is amended by adding the following immediately prior to the semicolon ending such section: “provided, further, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall any one of more Loan Parties invest in or transfer any money or property to or incur any Guaranty Obligation in respect of any Indebtedness or obligations of Chanin Shared Opportunity Fund LLC or Chanin Investment Fund LLC, other than contributions of cash of not more than $20,000 per Fiscal Year in the aggregate from all Loan Parties to each such entity and not more than $30,000 per Fiscal Year in the aggregate to both such entities.”

(bb)         Article VIII of the Credit Agreement is amended by adding the following new Section 8.16 immediately after the end of Section 8.15 as follows:

“Section 8.16         Payments of Contingent Payment Amounts. No Group Member shall make any payment of any Indebtedness arising under section 1.5 of the Chanin Purchase Agreement unless (i) such payment is due and payable under the Chanin Purchase Agreement, and does not exceed as to the applicable Post-Closing Period (as defined as of the date hereof in the Chanin Purchase Agreement) $5,000,000, (ii) at the time and after giving effect to such payment, no Default under Section 9.1(a) or Event of Default is continuing, (iii) such Group Member shall have provided to the Administrative Agent, at least ten (10) days in advance of making such payment a detailed calculation of all components of such payment, a detailed calculation of compliance with clause and (iv) of this Section 8.16 with respect to such payment and the proposed date that such payment is to be made.”

(cc)         Section 9.1(d) of the Credit Agreement is amended by (i) deleting the word “or” at the end of subclause (ii) and adding a comma immediately after the phrase “of such Indebtedness” and (ii) adding the phrase “, or (iv) Holdings shall fail to make any payments required under section 1.5 of the Chanin Purchase Agreement when due (after giving effect to any dispute resolution provisions of such section);”.

(dd)         Schedule I to the Credit Agreement is amended and restated as set forth on Schedule I hereto.

(ee)         The Credit Agreement is further amended by adding as Exhibit B-1 the Exhibit attached hereto as Exhibit B-1.

Section 3.

CONDITIONS TO EFFECTIVENESS

The consent provided in Section 2.1 and the amendments contained in Section 2.2 shall become effective on the date (the “Effective Date”) that the following conditions have been satisfied in full or waived by the Required Lenders:

(a)           Administrative Agent shall have received one or more counterparts of (i) this Amendment No. 2 executed and delivered by the Loan Parties, the Required Lenders (including the Lenders who are listed in Schedule I set forth in Section 2.2(a) hereof with an Additional Term Loan Commitment) and Administrative Agent, (ii) the Assignment of Representations, Warranties, Covenants and Indemnities, in the form attached hereto as Exhibit A, executed and delivered by Holdings and Administrative Agent, (iii) an amendment and restatement, each in the form of Exhibit B-1 of each Note held by a Lender whose commitment is being increased hereunder, each dated the Amendment No. 2 Effective Date and between the maker of such Note and such Lender and (iv) the other documents listed on the closing checklist attached hereto as Exhibit E.

(b)           Administrative Agent shall have received duly executed copies of the Chanin Purchase Agreement, certified as correct and complete by Holdings, and all other Chanin Acquisition Documents and material related agreements and instruments, and all opinions, certificates and other documents reasonably requested by the Administrative Agent and all required regulatory and third party approvals.

(c)           omitted.

(d)           The conditions set forth in clauses (b), (c), (e), (f) and, to the extent that receipt of any governmental approval or material third-party consent referred to in clause (g) of the definition of Permitted Acquisition is a condition to closing under the Chanin Purchase Agreement, (g) of the definition of “Permitted Acquisition” in the Credit Agreement (as in effect immediately prior to the Effective Date) shall have been satisfied or waived by the Administrative Agent with respect to the Chanin Acquisition.

(e)           There shall be no continuing Default or Event of Default and the representations and warranties of the Loan Parties contained in the Loan Documents, as amended by this Amendment No. 2, shall be true and correct in all material respects as of the Effective Date or such other specific date as of which any such representation or warranty is by its terms made.

(f)           Since December 31, 2005 and after giving effect to the Chanin Acquisition and the funding of the Additional Term Loan, no event or condition shall have occurred which could reasonably be expected to have a Material Adverse Effect.

(g)          Administrative Agent shall have received the fees described in the New Fee Letter.

(h)          Administrative Agent shall have received (a) the results, satisfactory to it, of UCC, judgment and tax lien searches from such jurisdictions as the Administrative Agent shall have reasonably required with respect to Chanin and (b) such evidence of insurance with respect to the business and property being acquired in the Chanin Acquisition together with an endorsement naming the Administrative Agent as loss payee and an additional insured for the benefit of the Administrative Agent and the Lenders in accordance with Section 7.5 of the Credit Agreement as Administrative Agent shall have reasonably requested and in form and substance reasonably satisfactory to the Agent.

(i)           Administrative Agent shall have received a Pro Forma Balance Sheet as of the last fiscal month for which financial statements are available, giving effect to the acquisition of Chanin and the incurrence of the Additional Term Loan.

(j)           Within one hundred twenty (120) days of the Effective Date, (a) Administrative Agent shall receive such control agreements with respect to deposit accounts and securities accounts, if any, of Chanin as the Administrative Agent shall have requested in accordance with Section 7.14 of the Credit Agreement, each in form and substance satisfactory to the Administrative Agent, or (b) Chanin shall cause each of its deposit accounts and securities accounts (to the extent not subject to a control agreement pursuant to subclause (a) above), if any, to be closed and the funds in each such account transferred into an Account subject to a control agreement in form and substance satisfactory to the Administrative Agent.

(k)          (i) All conditions to the closing of the Chanin Acquisition shall have been satisfied or, with (unless such waiver would reasonably not be expected to have a materially adverse effect on the Lenders) the consent of the Administrative Agent (not to be unreasonably withheld), waived and concurrently with the effectiveness of this Amendment No. 2, the Chanin Acquisition shall be consummated in accordance with the Chanin Acquisition Documents in all material respects and (ii) the equity interests of and the business and assets owned by Chanin shall be free and clear of all Liens (other than Permitted Liens).

(l)            The Administrative Agent shall have been provided a first priority perfected Lien (subject to Permitted Liens) in all equity interests of Chanin and all assets of Chanin in accordance with the requirements of the Loan Documents, and Holdings, the Borrowers and Chanin shall have executed such documents and taken such actions as may be required by Administrative Agent in connection therewith.

Section 4.

LIMITATION ON SCOPE

Except as expressly amended hereby, the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of any Loan Party requiring the consent of Administrative Agent or Lenders except to the extent specifically provided for herein. Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against any Loan Party for any existing or future Defaults or Events of Default.

Section 5.

MISCELLANEOUS

(a)           Each Loan Party hereby represents and warrants as follows:

(i)            this Amendment No. 2 has been duly authorized and executed by such Loan Party and the Credit Agreement, as amended by this Amendment No. 2 is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as (1) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors in general and (2) the availability of equitable remedies may be limited by equitable principles of general applicability; and

(ii)           Such Loan Party repeats and restates the representations and warranties of such Loan Party contained in the Credit Agreement as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the “Credit Agreement” or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment No. 2.

(b)           This Amendment No. 2 is being delivered in the State of New York.

(c)           Each Loan Party hereby ratifies and confirms that the Credit Agreement as amended hereby remains in full force and effect.

(d)           Each Loan Party agrees that all Loan Documents, as amended hereby or otherwise amended in connection herewith, remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 2 and all other Loan Documents and that nothing contained in this Amendment No. 2 shall constitute a defense to the enforcement of any Loan Document.

(e)           This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(f)            All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment No. 2 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(g)           This Amendment is a “Loan Document” and each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 2”: Section 12.13 (Governing Law), Section 12.14 (Jurisdiction), Section 12.15 (Waiver of Jury Trial) and Section 12.16 (Severability).

[Signature page is next page]

Witness the due execution hereof by the respective duly authorized officers of the undersigned of this Amendment No. 2 to the Credit Agreement as of the date first written above.

DUFF & PHELPS, LLC
as Borrower

By:	/s/ Jacob Silverman
Name:	Jacob Silverman
Title:	EVP

DUFF & PHELPS ACQUISITIONS, LLC
as Holdings

By: DUFF & PHELPS HOLDINGS LLC
its Member

By:	/s/ Noah Gottdiener
Name:	Noah Gottdiener
Title:	CEO

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent, L/C Issuer, Swingline Lender and Lender

By:	/s/ Kimberly A. Mason
Name:	Kimberly A. Mason
Title:	Its duly authorized signatory

Additional Term Loan Commitment up to:

$ 15,000,000.00